UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2017

XPERI CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37956	81-4465732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2017, the Company announced that Thomas Lacey will be retiring as the Company’s chief executive officer, and that the Board of Directors (the “Board”) of Xperi Corporation (the “Company”) has appointed Jon E. Kirchner as the Company’s next chief executive officer. Mr. Kirchner, who currently serves as the Company’s president, will assume his new role on June 1, 2017. Also on that date, Mr. Lacey will retire from the Board, and Mr. Kirchner will be appointed as a Company director, filling the seat vacated by Mr. Lacey. A copy of the Company’s press release announcing this executive transition is attached hereto as Exhibit 99.1 to this Form 8-K.

Employment and Severance Agreement with Jon Kirchner

In connection with this transition, effective April 28, 2017, the Company entered into a new employment and severance agreement with Mr. Kirchner (the “Employment Agreement”), which Employment Agreement supersedes his existing severance and change in control severance arrangements.

Pursuant to his Employment Agreement, Mr. Kirchner will receive an annual base salary of $550,000, which will be automatically increased to $600,000 on June 1, 2017 in connection with his appointment as chief executive officer. Mr. Kirchner is eligible for an annual bonus with a target amount of 100% of his annual base salary, up to a maximum bonus of 200% of his annual base salary for over-performance.

Also pursuant to the Employment Agreement, on June 1, 2017, Mr. Kirchner will be granted a number of restricted stock units (“RSUs”) equal to (1) $14,500,000 divided by (2) the 10-day weighted average closing price for the 10 trading days commencing on and including May 4, 2017. Thirty percent of the RSUs will vest in four equal installments on each of the first four anniversaries of the date of grant, subject to Mr. Kirchner’s continued employment. The remaining seventy percent of the RSUs will be performance-based, with up to 25% of the performance RSUs eligible to vest each year at “target” performance-based on the Company’s performance for such year, with up to 200% of the performance-based RSUs vesting at “maximum” performance (i.e. each such RSU may vest for up to two shares of Company stock at maximum). The performance objectives for each year will be determined by mutual agreement of Mr. Kirchner and the Compensation Committee.

The Employment Agreement provides that, if Mr. Kirchner’s employment is terminated by the Company without cause or if he resigns for good reason, he will be entitled to receive the following severance payments and benefits:

•	a lump sum cash payment equal to 200% of his annual base salary;

•	200% multiplied by his target annual bonus for the calendar year in which in which termination occurs (which bonus shall be prorated for the portion of the calendar year that has elapsed prior to the date of termination if such termination occurs more than 60 days prior to or more than 18 months following a change in control of the Company);

•	continuation of health benefits for a period of up to 24 months following the date of termination;

•	immediate acceleration of vesting of his outstanding equity awards that would have vested over the 12-month period following the date of his separation from service had he remained continuously employed during such period (with any performance awards that are eligible to vest based on performance for the fiscal year in which his termination occurs vesting at the target) (provided that if such termination occurs within 60 days prior to or within 18 months following a change in control of the Company, all of Mr. Kirchner’s unvested equity awards will vest (with performance awards vesting at target) on the later of the date of his termination or the date of the change in control);

•	a post-termination exercise period for his outstanding stock options of 12 months from the date of termination, or, if earlier, the remaining life of the equity grants; and

•	his full bonus amount under the DTS, Inc. 2016 Executive Retention Bonus Plan and Letter Agreement.

In addition, the Employment Agreement provides that, if Mr. Kirchner’s employment is terminated by the Company without cause or if he resigns for good reason, in each case prior to June 1, 2017, or if Mr. Kirchner resigns for good reason as a result of the Company’s failure to appoint him as chief executive officer on or before June 1, 2017, he will be entitled to receive the following additional payments and benefits in addition to the severance payments and benefits described above:

•	if the RSUs described above have not been granted to Mr. Kirchner prior to his date of termination, a lump sum cash payment in the amount of $3,625,000;

•	an additional lump sum cash payment to the extent that the retention bonus amounts that would have been payable under his severance agreement executed on December 1, 2016 upon such a termination (had the agreement been in effect and the payments triggered) exceed his full bonus amount under the DTS, Inc. 2016 Executive Retention Bonus Plan and Letter Agreement;

•	immediate acceleration of vesting of his outstanding stock options and stock appreciation rights that were outstanding as of December 1, 2016 and an extension of the exercise period of his stock options and stock appreciation rights until 5 years from the date of termination, or, if earlier, the remaining life of the equity grants; and

•	18 months outplacement services provided by an outplacement vendor selected by the Company.

The severance benefits described above will be paid upon Mr. Kirchner’s execution of a general release of claims in favor of the Company and subject to his continued compliance with the confidentiality and proprietary rights covenant set forth in the Employment Agreement.

In addition, the severance agreement provides that Mr. Kirchner is entitled to receive up to a maximum of $30,000 for reimbursement of legal fees and expenses incurred in connection with negotiating and executing the agreement.

The Employment Agreement has an initial term that expires on June 1, 2020, subject to automatic renewal for an additional year unless either party gives 90 days’ notice of nonrenewal. Nonrenewal of the initial three-year term by the Company will be deemed a termination without cause and will result in the payment of severance to Mr. Kirchner, while expiration of the term under any other circumstances will not be deemed a termination without cause and will not give rise to severance. The term of the Employment Agreement will automatically be extended for 18 months following a change in control of the Company if the term would otherwise have expired during such 18-month period.

The foregoing description of the Employment Agreement for Mr. Kirchner does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed as an exhibit to the Quarterly Report on Form 10-Q to be filed by the Company for the quarter ending June 30, 2017.

Employment Transition and Consulting Agreement with Thomas Lacey

In connection with his retirement, effective May 3, 2017, the Company entered into an employment transition and consulting agreement with Mr. Lacey (the “Transition Agreement”), which Transition Agreement supersedes his existing severance and change in control severance arrangements.

Pursuant to his Transition Agreement, Mr. Lacey will continue to serve as our chief executive officer and as a member of the Board until June 1, 2017, at which time he will resign from all of his positions with the Company and his employment will terminate. For the period commencing June 2, 2017 through December 31, 2017, Mr. Lacey will provide consulting services to the Company on such terms as are mutually agreed between him and Mr. Kirchner. Mr. Lacey will receive a monthly consulting fee of $17,900 for any services rendered, he will receive continued healthcare coverage at Company expense for 18 months following his termination of employment, he will continue to vest in his outstanding time-based equity awards during the consulting period, he will be able to exercise his vested stock options until June 1, 2018, and he will continue to be eligible to vest in a pro-rated portion of his performance-based equity awards that are scheduled to vest based on performance for 2017 in accordance with the terms of those awards and based on actual performance for 2017 relative to the performance objectives applicable to such awards. Mr. Lacey’s other performance-based equity awards will terminate on the date of his resignation.

The foregoing description of the Transition Agreement for Mr. Lacey does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed as an exhibit to the Quarterly Report on Form 10-Q to be filed by the Company for the quarter ending June 30, 2017.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2017, the Board approved an amendment to the Company’s Amended and Restated Bylaws, as amended, to decrease the size of the Board from eight (8) persons to seven (7) persons, effective immediately prior to the election of directors at the Company’s 2017 Annual Meeting of Stockholders on April 27, 2017.

The preceding discussion of the Company’s amendment to its Amended and Restated Bylaws is qualified by the text of the amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 27, 2017 in San Jose, California (the “Annual Meeting”). The results of the matters voted on by the stockholders are set forth immediately below.

Proposal 1

To elect seven (7) members of the Board to hold office until the next annual meeting or until their successors are duly elected and qualified:

Director Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Richard S. Hill	39,950,784	2,980,638	62,749	3,006,297
Christopher A. Seams	42,600,240	331,935	61,996	3,006,297
George A. Riedel	42,601,683	330,694	61,794	3,006,297
John Chenault	42,856,323	76,153	61,695	3,006,297
Thomas Lacey	42,856,943	74,782	62,446	3,006,297
Tudor Brown	41,733,286	1,199,089	61,796	3,006,297
David C. Habiger	18,715,988	23,713,065	565,118	3,006,297

Each director nominee named above was elected at the Annual Meeting, except for Mr. Habiger, who did not receive a majority of votes cast in favor of his election. The Company believes, based on discussions with its major stockholders, that many of the stockholders who cast votes against Mr. Habiger’s election did so because the two leading proxy advisory services, Institutional Shareholder Services and Glass Lewis, issued negative voting recommendations with respect to Mr. Habiger’s election. The reason cited by the advisory services for such negative recommendation was that Mr. Habiger currently serves on seven boards of directors (including the Company’s Board). This exceeds the advisory services’ guideline that no director should serve on more than five boards of directors.

In accordance with the director resignation policy set forth in Section I(G) of the Company’s Corporate Governance Guidelines (the “Guidelines”), Mr. Habiger has tendered his resignation to the Board, with the effectiveness of such resignation being conditioned on the Board’s acceptance thereof. The Board is considering Mr. Habiger’s tendered resignation, and will determine whether to accept or reject the resignation. In determining whether to accept or reject Mr. Habiger’s tendered resignation, the Board will evaluate the resignation in light of the best interests of the Company and its stockholders, and will consider all factors that may be relevant, including those set forth in the Guidelines. The Board intends to make this determination within ninety (90) days following certification of the stockholder vote, or within any subsequent extension period permitted by the Guidelines. The Company promptly will disclose such determination in a Current Report on Form 8-K. Pending the Board’s determination, Mr. Habiger expects to continue serving on the Board, although he will not participate in the deliberations regarding his resignation.

Proposal 2

To approve the Xperi Corporation 2017 Performance Bonus Plan for Executive Officers and Key Employees:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
42,361,235	520,872	112,064	3,006,297

Proposal 3

To approve the Xperi Corporation Amended and Restated International Employee Stock Purchase Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
42,806,936	110,831	76,404	3,006,297

Proposal 4

To hold an advisory vote on executive compensation:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
42,895,606	41,504	57,061	3,006,297

Proposal 5

To recommend, by non-binding vote, the frequency of executive compensation votes:

1 Year	2 Years	3 Years	Votes Abstaining	Broker Non-Votes
36,063,472	17,607	6,854,232	58,860	3,006,297

After consideration of the stockholder voting results, the Board has determined that the Company will include a stockholder advisory vote on executive compensation in its proxy materials every year until the next advisory vote on the frequency of future advisory votes on executive compensation. The next advisory vote on the frequency of future advisory votes on executive compensation will occur no later than 2023.

Proposal 6

To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its year ending December 31, 2017:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
45,820,082	162,826	17,560	—

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws, effective as of April 27, 2017

99.1	Press Release dated May 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2017	XPERI CORPORATION

	By:	/s/ Robert Andersen
	Name:	Robert Andersen
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws, effective as of April 27, 2017

99.1	Press Release dated May 3, 2017